Exhibit 32.2
Certification of CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of BlackBerry Limited (the “Registrant”) on Form 10-Q for the quarter ended November 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tim Foote, as Chief Financial Officer of the Registrant, hereby certifies, to his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Tim Foote
Name: Tim Foote
Title: Chief Financial Officer
Date: December 19, 2025